Exhibit (p) 1.23

DEPRINCE, RACE & ZOLLO, INC.

Code of Conduct

As officers and employees of DePrince, Race & Zollo, Inc. (“DRZ”), we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our clients our undivided loyalty – our clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

We expect all employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow employees.

We expect all employees to adhere to the highest standards with respect to any potential conflicts of interest with client accounts – simply stated, no officer or employee should ever enjoy an actual or apparent benefit over the account of any client.

We expect all persons associated with DRZ to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients’ interests, subject to the legality of such information.

We expect our officers and employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with our clients.

You are encouraged to contact DRZ’s Chief Compliance Officer (“CCO”), or in her absence, Victor A. Zollo, Jr., DRZ’s CEO and President if you believe that changes or additions to, or deletions from, the Code of Conduct and Regulatory Compliance Manual may be appropriate. In addition, please do not hesitate to contact the CCO if you feel as though any of DRZ’s disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date.

DRZ IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE. DRZ THEREFORE URGES YOU TO CONTACT THE CCO IF YOU BELIEVE YOU HAVE ANY REASON TO DO SO. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT DRZ WILL NOT BE JEOPARDIZED BY COMMUNICATING WITH THE CCO OR DRZ’S SENIOR MANAGEMENT. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.

You are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form (attached herein), both initially upon the commencement of your employment with DRZ and annually thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the contents of the Code of Conduct and Regulatory Compliance Manual. In addition, all DRZ employees must be aware of and comply with the following undertakings:

•	be thoroughly familiar with the policies and procedures set forth in this Manual;

•

upon the request of the CCO, provide DRZ with an initial and annual written certification that you have read and understand, and will comply with, the policies and procedures set forth in this Manual and any other compliance materials distributed to you by the CCO;

•

notify the CCO or DRZ senior management promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person’s failure to comply with) the policies and procedures set forth in this Manual;

•

notify the CCO promptly if you become aware of any practice that arguably involves DRZ in a conflict of interest with one or more DRZ-managed/advised Funds (or one or more Investors therein) and you are not sure whether the practice has been fully and accurately disclosed to such Fund(s) (or its (their) Investors) and/or whether such Fund(s) (or its (their) Investors) have consented to the practice;

•

cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge her respective duties under the Manual and (ii) DRZ to comply with the securities laws to which it is subject;

•	notify the CCO promptly if you become aware of any part of any disclosure document, including Form ADV, which you believe may be, inaccurate, incomplete or out of date in any respect;

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this code or any of the policies, you are encouraged to discuss the situation confidentially with your supervisor or any officer.

DEPRINCE, RACE & ZOLLO, INC.

Code of Ethics

I.	Introduction

The policies in this Code of Ethics reflect DePrince, Race & Zollo, Inc. (“DRZ”) assumption and expectation of unqualified loyalty to the interests of DRZ and its clients on the part of each access person. In the course of their service to DRZ, access persons must be under no influence which may cause them to serve their own or someone else’s interests rather than those of DRZ or its clients.

DRZ’s policies reflect its desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of conflict or of unethical conduct. DRZ’s business is one dependent upon public confidence. The mere appearance of possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could besmirch DRZ’s name and damage its reputation to the detriment of all those with whom we do business.

II.	Risks

In developing this policy and procedures, DRZ considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•	Employees are able to cherry pick Clients’ trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients’ accounts.

•	One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

•	Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with DRZ.

•	The personal trading of Employees does not comply with certain provisions of Rule 204A1 under the Advisers Act and Rule 17j-1 of the IC Act.

•

Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if DRZ wants to recommend the organization for investment or if the organization is one of DRZ’s service providers.)

•	Employees use firm property, including research, supplies, and equipment, for personal benefit.

DRZ has established the following guidelines as an attempt to mitigate these risks.

III.	Statement of General Principles

It is the policy of DRZ that no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Investment Advisors Act or, with respect to those clients that are Investment Companies, Section 17(j) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rule 17j- 1 thereunder. The fundamental position of DRZ is, and has been, that each access person shall place at all times the interests of DRZ’s clients first. Accordingly, private financial transactions by access persons of DRZ must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person’s position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any client of DRZ.

Without limiting in any manner the fiduciary duty owed by access persons to the clients of DRZ or the provisions of this Code of Ethics, it should be noted that DRZ considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by the clients of DRZ; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients’ portfolios. It is also evidence of confidence in the investments made.

In making personal investment decisions with respect to any security, however, extreme care must be exercised by access persons to insure that the prohibitions of this Code of Ethics are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person’s time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client’s portfolio.

It bears emphasis that technical compliance with procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to any client of DRZ.

IV.	Legal Requirements

Section 17(j) of the 1940 Act, provides, among other things, that it is unlawful for any affiliated person of DRZ to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by a client, which is an investment company, in contravention of such rules and regulations as the Securities and Exchange Commission (the “Commission”) may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j- 1 which states that it is unlawful for any affiliated person of DRZ in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by a client:

(i)	to employ any device, scheme or artifice to defraud a client, which is an investment company;

(ii)	to make to a client, which is an investment company, any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(iii)	to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client, which is an investment company; or

(iv)	to engage in any manipulative practice with respect to a client, which is an investment company.

V.	Definitions

For purposes of this Code of Ethics, the following definitions shall apply:

The term “access person” shall mean any director, officer or advisory person (as defined below) of DRZ.

1.	The term “advisory person” shall mean (i) every employee of DRZ (or of any company in a control relationship to DRZ who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by a client, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to DRZ who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security.

2.

The term “beneficial ownership” shall mean a direct or indirect “pecuniary interest” (as defined in subparagraph (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of “pecuniary interest” in subparagraph (a) (2) of Rule 1 6a- 1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person’s immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law); (ii) the person’s partnership interest in the portfolio securities held by a general or limited partnership; (iii) the existence of certain performance-related fees (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person’s right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person’s interest in securities held by a trust under certain circumstances; and (vi) the person’s right to acquire securities through the exercise or conversion of a “derivative security” (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

3.	The term “control” shall mean the power to exercise a controlling influence over the management or policies of DRZ, unless such power is solely the result of an official position with DRZ, all as determined in accordance with Section 2 (a) (9) of the 1940 Act.

4.	The term “client” shall mean an entity (natural person, corporation, investment company or other legal structure having the power to enter into legal contracts), which has entered into a contract with DRZ to receive investment management services.

5.	The term “investment company” shall mean a management investment company registered as such under the 1940 Act and for which DRZ is the investment adviser or sub-adviser regardless of whether the investment company has entered into a contract for investment management services with DRZ.

6.	The term “investment personnel” shall mean all portfolio managers of DRZ and other advisory persons who assist the portfolio managers in making investment decisions for a client, including, but not limited to, analysts of DRZ.

7.	The term “material non-public information” with respect to an issuer shall mean information, not yet released to the public that would have a substantial likelihood of affecting a reasonable investor’s decision to buy or sell any securities of such issuer.

8.	The term “purchase” shall include the writing of an option to purchase.

9.	The term “Performance Accounts” shall mean all clients of for which DRZ receives a performance-related fee and in which DRZ is deemed to have an indirect pecuniary interest because of the application of Rule 1 6a- 1 (a)(2)(ii)(C) under the Securities and Exchange Act of 1934, as amended, as required by Rule 17j- 1 under the 1940 Act.

10.	The term “Review Officer” shall mean the officer or employee designated from time to time by DRZ to receive and review reports of purchases and sales by access persons. The term “Alternate Review Officer” shall mean the officer of DRZ designated from time to time to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer if so designated or should the Review Officer be unavailable.

11.	The term “sale” shall include the writing of an option to sell.

12.	The term “security” shall have the meaning set forth in Section 2 (a) (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies for which DRZ does not serve as the investment adviser or sub-adviser, securities issued by the United States government, short-term securities which are “government securities” within the meaning of Section 2 (a) (16) of the 1940 Act, bankers’ acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may designated from time to time by DRZ.

13.	A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

14.	The term “significant remedial action” shall mean any action that has a material financial effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

VI.	Substantive Restrictions on Personal Trading Activities

A.	Prohibited Activities

While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

1. No access person shall, directly or indirectly, execute a personal securities transaction on the same day during which DRZ is buying a new investment name that DRZ does not already hold for any client. For example, DRZ does not own ABC security in any client portfolios. On January 15, DRZ decides to purchase ABC security for clients thereby prohibiting any employee to personally trade in ABC security on that day. If the trade order cannot be completed that day and runs the course of several days, employees will be prohibited from personally trading in that security for that entire period of time.

2. All personal trades must be pre-cleared by the Review Officer prior to their execution. A Pre-Clearance form is annexed hereto as Attachment A. Once pre-clearance is granted, the approval is only valid for the remainder of the day.

3. No employee shall, directly or indirectly, communicate to any person who is not an employee any material non-public information relating to any client of DRZ or any issuer of any security owned by any client of DRZ, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf or any client of DRZ, except to the extent necessary to effectuate securities transactions on behalf of the client of DRZ;

4. No access person shall accept any gift or other thing with a value in excess of $250 from any person or entity that does business with or on behalf of client. (Refer to Gifts & Entertainment Policy in Section X below for additional guidance.);

5. No access persons shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the President of DRZ that the board service would be consistent with the interests of clients. All access persons are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business of otherwise which is likely to materially interfere with the effective discharge of responsibilities to DRZ and its clients;

6. Access persons shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer without obtaining prior written approval from the Review Officer;

7. Access persons shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in a client’s subsequent consideration of an investment in the issuer. In such circumstances, the client’s decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer;

8. Investment personnel shall not recommend any securities transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to the Review Officer including without limitation:

a. his or her beneficial ownership of any securities of such issuer;

b. any contemplated transaction by such person in such securities;

c. any position with such issuer or its affiliates; and

d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

9. No access person may purchase or sell directly or indirectly, for his or her own account or any account in which he or she may have a Beneficial Interest, any security that is subject to a firm-wide restriction. The Chief Compliance Officer may authorize exceptions to this policy subject to a case-by-case determination.

B.	Exempt Transactions and Conduct

This Code of Ethics shall not be deemed to be violated by any of the following transactions:

1. Purchases or sales for an account over which the access person has no direct or indirect influence or control;

2. Purchases or sales which are non-volitional on the part of the access person;

3. Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer’s acquisition of all of the securities of the same class;

6. Purchases or sales for which the access person has received prior written approval from the Review Officer. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and rules thereunder; and

7. Purchases or sales made in good faith on behalf of a client, it being understood by, and disclosed to, each client that DRZ may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more of the clients and that such executions may increase or decrease the price at which securities are purchased or sold for the clients.

VII.	Compliance Procedures

A.	Records of Securities Transactions

Upon the written request of the Review Officer, access persons are required to direct their brokers to supply to DRZ on a timely basis duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the access person has a beneficial ownership interest.

B.	Personal Reporting Requirements

1. Each access person shall submit to the Review Officer a report in the form annexed hereto as Attachment C or in similar form (such as a computer printout), which report shall set forth at least the information described in subparagraph 2 of this Section VII. B as to all securities transactions during each quarterly period, in which such access person has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security. Such report shall also describe any new brokerage accounts established during the quarter. This information may also be directly inputed on the ACA personal trading website.

2. Every report in the form of Attachment C shall be made not later than thirty (30) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

(1)	the date of each transaction, the title, class and number of shares, and the principal amount of each security involved;

(2)	the nature of each transaction (i.e., purchases, sale or other type of acquisition or disposition);

(3)	the price at which each transaction was effected; and

(4)	the name of the broker, dealer or bank with or through whom each transaction was effected;

provided, however, if no transactions in any securities required to be reported were effected during a quarterly period by an access person such access person shall submit to the Review Officer a report on Attachment C within the time-frame specified above stating that no reportable securities transaction were effected.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

C.	Disclosure of Personal Holdings

1. Each access person shall submit to the Review Officer a report in the form annexed hereto as Attachment D, an initial holdings report no later than 10 days after the person becomes an access person which contains the following information:

(i) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership when the person became an access person; and

(ii) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities (including the securities which are exempted from the definition of securities in Section IV. 14.) were held for the direct or indirect benefit of the access person as of the date the person became an access person.

2. Each access person shall submit to the Review Officer a report in the form annexed hereto as Attachment E, an annual holdings report which contains the following information (with such information current as of a date no more than 30 days before the report is submitted):

(i) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership; and

(ii) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities (including the securities which are exempted from the definition of securities in Section IV. B.) were held for the direct or indirect benefit of the access person.

D.	Review of Reports

DRZ’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with employees’ personal trading activities. Accordingly, DRZ will closely monitor employees’ investment patterns to detect the following abuses:

•	Frequent and/or short-term (14 days) trades;

•	Trading opposite of client trades; and

•	Front-Running client accounts, which is a practice generally understood to be employees personally trading ahead of clients.

This will be accomplished by the following procedures;

1. At the end of each calendar quarter, the Review Officer shall review all transactions by access persons especially in securities which were purchased, sold, held or considered for purchase or sale by clients during the quarter.

2. The Review Officer shall compare all reported personal securities transaction with completed and contemplated portfolio transactions of clients to determine whether any violations of this Code of Ethics may have occurred. The Review Officer shall also compare an access person’s reported personal securities transactions with the holdings disclosed on the access person’s quarterly holdings report. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

3. If the Review Officer determines that a violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person to DRZ’s President and counsel.

E.	Annual Certification of Compliance

All access persons shall certify annually that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

F.	Joint Participation

Access persons should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Investment Company is a “joint or a joint and several participant” with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

G.	Reports to Mutual Funds

No less frequently than annually, DRZ must furnish to the board of directors of any United States mutual fund client, a written report that

a.	Describes any issues arising under this Code of Ethics or procedures since the last report to the board, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

b.	Certifies that DRZ has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

A copy of this Code of Ethics shall be submitted to the board of each Mutual Fund, prior to DRZ commencing operations as Fund Advisor or sub-advisor, for review and approval. Thereafter, all material changes to this Code of Ethics shall be submitted to each Mutual Fund board for review and approval not later than (6) months following the date of implementation of such material change.

VIII.	SANCTIONS

Any violation of this Code of Ethics shall result in the imposition of such sanctions as DRZ may deem appropriate under the circumstances, which may include, but is not limited to, removal, suspension of demotion from office, imposition of a fine, a letter of censure and/or restitution to the affected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.

The sanction of disgorgement of any profits realized may be imposed for violation of the prohibition against access persons, directly or indirectly, executing a personal securities transaction on a day during which a client in his or her product has a pending “buy” or “sell” order.

IX.	RECORDKEEPING REQUIREMENTS

DRZ shall maintain and preserve in an easily accessible place:

a.	A copy of the Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

b.	A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

c.	A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place; and

d.	A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.

e.	The names of each person who is serving or who has served as Review Officer or Alternative Review Officer within the past five years.

f.	A copy of each report made by DRZ to any Mutual Fund with respect to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place and

g.	A record of any decision, and the reasons supporting the decision, to approve the acquisition by access persons of initial public offerings or private placements, for at least five years after the end of the fiscal year in which the approval is granted.

X.	GIFTS AND ENTERTAINMENT

Employees’ Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the mark-up for the reporting requirements.

Employees’ Receipt of Gifts - Employees must report their receipt of gifts over $250 (either one single gift, or in aggregate on an annual basis) to the CCO by completing Attachment A. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to DRZ’s offices by service providers.

DRZ’s Gift Giving Policy - In the normal course of business, DRZ may provide gifts and gratuities to various individuals or entities such as clients, vendors, consultants, and service providers. These gifts and gratuities are not premised upon client referrals or any other type of benefit to DRZ. The CCO will be responsible for maintaining a list of gifts given accordingly.

Gifts Given to Taft-Hartley Funds - Employees are reminded that notwithstanding this policy, since DRZ manages Taft-Hartley funds, any gratuity provided by DRZ to labor unions or union representatives that have an “interest” in the Taft-Hartley fund (including the members covered by the Taft- Hartley fund) in excess of $250 per fiscal year are required to be reported on Attachment A and Department Labor Form LM-10 within 90 days following the end of DRZ’s fiscal year. Accordingly, DRZ will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

The Department of Labor has issued further guidance on the filing of Form LM-10 through its website (www.dol.gov).

The CCO shall be responsible for monitoring all reportable entertainment and gifts.

XI.	MISCELLANEOUS

A.	Confidentiality

All information obtained from any access person hereunder shall be kept in strict confidence by DRZ, except that reports of securities transaction hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

B.	Notice to Access Persons

DRZ shall identify all persons who are considered to be “access persons,” “investment personnel” and “portfolio managers,” inform such persons of their respective duties and provide such persons with copies of this Code of Ethics.

C.	Exceptions

The Review Officer reserves the right to decide, on a case by case basis, exceptions to any provisions under this Code of Ethics. Any exceptions made hereunder will be maintained in writing by the Review Officer.

D.	Further Information

If any person has any question with regard to the applicability of the provisions of this Code of Ethics generally or with regard to any securities transaction or transactions, he should consult the Review Officer.

Attachment A

Gift and Entertainment Report

Employee(s) Receiving/Giving the Gift/Entertainment:

Describe the Gift/Entertainment:

Approximate Total Dollar Amount of Gift/Entertainment: $

Receiver/Giver of the Gift/Entertainment:

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft- Hartley Fund?

Yes                                         No

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months? If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

Relationship of Receiver/Giver to DRZ and/or Employee(s):

Reason (if known) the Gift/Entertainment will be given by/given to DRZ and/or Employee(s):

Signature:	Date:

Compliance Use Only

             Approved                                                      Not Approved                     CCO

Reasons Supporting Decision to Approve/Not Approve:

DEPRINCE, RACE & ZOLLO, INC.

Insider Trading Policy

GENERAL

Section 204A of the Investment Advisers Act of 1940 (“Advisers Act”) requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, DePrince, Race & Zollo, Inc. (“DRZ”) has instituted procedures to prevent the misuse of nonpublic information.

Although “insider trading” is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law.

RISKS

In developing this policy and procedures, DRZ considered the material risks associated with Insider Trading. This analysis includes risks such as:

•

Employee engages in various personal trading practices that wrongly make use of Non- Public Information resulting in harm to Clients or unjust enrichment to the Employee (These practices include trading ahead of Clients and passing Non-Public Information on to spouses and other persons over whose accounts the Employee has control.)

•	Employees are not aware of what constitutes insider information.

DRZ has established the following guidelines as an attempt to mitigate these risks.

WHOM DOES THE POLICY COVER?

This policy covers all of DRZ’s employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the employee is an officer, director or 10% or greater stockholder and a partnership of which the employee is a partner unless the employee has no direct or indirect control over the partnership.

Each of the entities covered by this Policy forbids any employee from trading, either for his or her personal account or on behalf of others (including mutual funds and private accounts managed by DRZ), while in possession of material nonpublic information, or communicating material nonpublic information to others in violation of the law. This prohibited conduct is often referred to as “insider trading.”

•	The Policy extends to each employee’s activities within and outside their duties at DRZ. Each employee must read and retain this statement.

Failure to comply with these procedures may cause an employee to be subject to disciplinary action, even if the Insider Trading and Securities Fraud Enforcement Act of 1988 or other securities law provisions have not been found specifically to have been violated.

WHAT IS INSIDER TRADING?

The Policy recognizes that the term “insider trading” (i) is not defined in the federal securities laws, and (ii) generally is used to refer to trading while in possession of material nonpublic information (whether or not one is an “insider”) and/or to communications of material nonpublic information to others. The law in this area is not static, but is generally understood to prohibit, among other things:

1.	trading by an insider while in possession of material nonpublic information;

2.	trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

3.	trading while in possession of material nonpublic information concerning a tender offer (as detailed in Rule 14e-3 under the Securities Exchange Act of 1934); and

4.	wrongfully communicating, or “tipping,” material nonpublic information to others.

THE INSIDER CONCEPT

As a general guide for employees, components of what amounts to “insider trading” are defined below:

The concept of “insider” is broad. It includes officers, directors, trustees, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of those organizations. In addition, DRZ may become a temporary insider of a company for which it provides investment advice. According to the U.S. Supreme Court, for someone to be considered a temporary insider or insider by the company, the company must expect the outsider to keep the nonpublic information that has been disclosed to the outsider confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

WHAT INFORMATION IS MATERIAL?

Trading on information is not a basis for liability unless the information is material. Information generally is considered “material” if:

•	there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision; or

•	the information is reasonably certain to have a substantial effect on the price of a company’s securities.

Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates not previously disseminated, material changes in previously-released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company’s business. For example, in Carpenter v. United States, 484 U.S. 19 (1987), the U.S. Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the newspaper and whether or not those reports would be favorable.

WHAT INFORMATION IS NON-PUBLIC?

What is nonpublic information? Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, on Bloomberg or in other publications of general circulation ordinarily would be considered public. Further, in certain circumstances, information disseminated to certain segments of the investment community may be deemed “public;” for example, research communicated through institutional information dissemination services such as First Call. (However, the fact that research has been disseminated through such a service does not automatically mean that it is public.) The amount of time since the information was first disseminated ordinarily is a factor regarding whether the information is considered public.

BASIS FOR LIABILITY

Described below are circumstances under which a person or entity (including an investment adviser and its employees) may be deemed to have traded on inside information, and prohibitions applicable, in particular to investment advisers.

•

Fiduciary duty theory. In 1980, the U.S. Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises where there is a fiduciary relationship between the parties to the transaction; in such case, one party has a right to expect that the other party will not disclose any material nonpublic information and will refrain from trading. Chiarella v. United States, 445 U.S. 22 (1980).

Insiders such as employees of an issuer are ordinarily considered to have a fiduciary duty to the issuer and its shareholders. In Dirks v. SEC, 463 U.S. 646 (1983), the U.S. Supreme Court stated alternative theories by which such fiduciary duties are imposed on non- insiders: they can enter into a confidential relationship with the company as, among other things, attorneys and accountants (“temporary insiders,” as described above), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider or temporary insider who has violated his or her fiduciary duty to the company’s shareholders.

In the “tippee” situation, a breach of duty occurs only if the insider or temporary insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be of a financial nature, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

•

Misappropriation theory. Another basis for insider trading liability is the “misappropriation theory.” Under this theory, liability is established when trading occurs based on material nonpublic information that was stolen or misappropriated from another person. In United States v. O’Hagan (1977), the U.S. Supreme Court upheld this theory of liability in a case involving an attorney who traded on information learned from his law firm about an impending takeover of one of the firm’s clients. As this case illustrates, the misappropriation theory can be used to reach an individual who knowingly trades on the basis of confidential information obtained from the individual’s employer or the employer’s agents even though there in no fiduciary relationship between the parties in question.

PENALTIES FOR INSIDER TRADING

Penalties for insider trading are severe both for the individuals involved as well as for their employers. A person can be subject to some or all of the penalties listed below, even if he or she does not personally benefit from the violation. Penalties may include:

•	Jail sentences

•	Civil injunctions

•	Civil treble damages

•	Disgorgement of profits

•	Criminal fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

•	Fines for the employer or other controlling person of up to the greater of $1.0 million or three times the amount of the profit gained or loss avoided.

In addition, investment advisers and broker-dealers may be subject to substantial monetary penalties for a failure to supervise, if their personnel engage in insider trading. In connection with this violation, the SEC or other regulatory authority must establish that the firm either:

•	“knew or recklessly disregarded” evidence that an officer, employee or other “controlled person” was likely to engage in insider trading and failed to take appropriate steps to prevent it; or

•

knowingly or recklessly failed to establish written policies and procedures designed to prevent insider trading, and such failures substantially contributed to or permitted the occurrence of the violation.

In this regard, Section 204A of the Advisers Act requires investment advisers to (a) establish, and (b) enforce written supervisory procedures “reasonably designed” (taking into account the nature of the investment adviser’s business) to prevent trading on material nonpublic information by the adviser and its employees. Unless both (a) and (b) are complied with, the adviser may be subject to monetary penalties.

Thus, in addition to any of the penalties noted above, any violation of these policies or procedures should be expected to result in serious sanctions by DRZ, which may include: censure, suspension without pay, and termination of employment.

DRZ PROCEDURES TO PREVENT INSIDER TRADING

The following procedures have been established to aid in the prevention of insider trading. Every employee must follow these procedures or risk sanctions, including: dismissal, substantial personal liability and criminal penalties.

A.	Questions to Ask

Prior to trading for yourself or others, including advisory client accounts managed by DRZ, in the securities of a company about which you may have material non-public information, ask yourself the following questions:

•	Is this information that an investor would consider important in making an investment decision? Is this information that would affect the market price of the securities if generally disclosed?

•	To whom has this information been provided? Has it been effectively communicated to the marketplace?

B.	Action Required

If you are at all uncertain as to whether any information you have is “inside information,” you must:

•

Immediately report the matter to DRZ’s Compliance Officer. If the Chief Compliance Officer believes that she is in receipt of material non-public information, she must immediately report the matter to DRZ’s President, Victor A. Zollo.

•	Refrain from purchasing or selling the securities; and

•	Not communicate the information inside or outside DRZ, other than as set forth directly above.

After the employee and appropriate officer of DRZ have reviewed the issue and consulted with outside counsel to the extent appropriate, the employee will be instructed as to whether he/she may trade and/or communicate that information.

C.	Annual Certification

All employees of DRZ are required to certify annually, not later than February 10th that he or she has read and understood DRZ’s Insider Trading Policies and Procedures and recognizes too that he or she is subject to them. Further, each DRZ employee is required to certify annually that he or she has complied with all of the requirements of these policies and procedures. The foregoing certifications must be set forth in writing on a standard Insider Trading Policies and Procedures Annual Certification Form (a copy of which is attached as Exhibit A).

QUESTIONS OR CONCERNS

Any questions or concerns regarding DRZ’s Insider Trading Policies and Procedures should be directed to DRZ’s Compliance Officer or Victor A. Zollo, DRZ’s President.

Attachment B

Personal Trading Pre-Clearance Form

The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Preclearance must be granted prior to placing a trade, and is only good for the day of the approval.

1. _____________________ Buy ________________ Sell _________________ Short _________ Cover

2. ____________________________________________________________________________________ Security

3. __________________________________________ Common Stock _____________________ Option _______________ Debt _____________________ Other ___________

4. _____________________________________________________ If applicable, is the Equity a “New Issue”? Yes __________________________________________ No ______________

5. __________________________________________Symbol

6. _______________________________________________________________Number of Shares/Contracts/Principal _________

7. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

By signing below, the individual verifies that the proposed transaction described above does not violate DRZ’s Personal Securities Transaction Policy.

Employee	(PRINT NAME)

Signed	Date

By signing below, the individual verifies that the proposed transaction described above does not violate DRZ’s Personal Securities Transaction Policy.

Chief Compliance Officer/Alternate Compliance Officer	Date

Permission Given ___________

Permission Denied ___________

Comments:

Attachment B

Limited Offering & IPO Request and Reporting Form

Name of Issuer:

Type of Security:

Public Offering Date:

(For proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this limited offering or IPO to profit improperly from my position as an DRZ Employee;

2.	The investment opportunity did not arise by virtue of my activities on behalf of an DRZ Client; and

3.	To the best of my knowledge, no DRZ Clients have any foreseeable interest in purchasing this security.

Furthermore, by signing below, I certify that I have read the DRZ Code of Ethics, amended as of November 2008 and believe that the proposed trade fully complies with the requirements of this policy. I understand DRZ reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Date:	Signature:

Print Name:

Internal Use Only

             Approved                                                      Not Approved                     Person Approving

Reasons Supporting Decision to Approve/Not Approve: _________________________________

_______________________________________________________________________________

Attachment E

Quarterly Securities Transaction Report

For the Calendar Quarter Ended:                                                                                                                            (month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to DRZ’s Code of Ethics.

SECURITY	TICKER/ CUSIP	DATE	SHARES	PRINCIPAL AMOUNT	BUY/SELL	PRICE	CUSTODIAN

**	Please note that ALL accounts must be listed (including Non-Covered Securities).

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	Signature:

Print Name:

Attachment E

Initial Holdings Report

Date of Employment:

                    (month/day/year)

The following is a list of current holdings as of a date not more than 45 days prior to the date I became an Employee of DRZ:

SECURITY	TYPE	TICKER/CUSIP	SHARES	PRINCIPAL AMOUNT	CUSTODIAN

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	Signature:

Print Name:

Attachment E

Annual Holdings Report

The following is a list of current holdings, as of DATE, which is no more than 45 days prior to the submission date of this Report:

SECURITY	TYPE	TICKER/CUSIP	SHARES	PRINCIPAL AMOUNT	CUSTODIAN

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	Signature:

Print Name:

Attachment F

Sample of Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re:	Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

DePrince, Race & Zollo, Inc.

Attn: Chief Compliance Officer

250 Park Avenue South

Suite 250

Winter Park, FL 32789

If you have any questions or concerns, please feel free to give me a call at (407)420-9903. Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:	<Name>